EXHIBIT 14.(a).1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (Nos.333 - 13198, 333 - 120041, 333 - 120042) of ACS Tech80 Ltd. of our
report dated June 20, 2005, with respect to the consolidated financial statements of ACS Tech80 Ltd. included in this Form 20-F for the year ended December 31, 2004.



Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global





Haifa, Israel

June 20, 2005